UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2006

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)

420 South Orange Avenue, Suite 700, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྑ	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On July 28, 2006, the Board of Directors of CNL Hotels & Resorts, Inc. (the “Company”) adopted a revised Code of Business Conduct and Ethics (the “New Code”), which replaced the Company’s previous Code of Business Conduct and Ethics. The New Code was adopted by the Company’s Nominating and Corporate Governance Committee and recommended to the Board of Directors for adoption by the Board. The New Code applies to all of the Company’s directors, officers and employees, including its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions.

The New Code provides additional detail with respect to the information it contains, and, among other changes, has been updated to meet the requirements of the New York Stock Exchange, Inc., which requirements the Company has adopted even though its common stock is not listed thereon.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

14.1	CNL Hotels and Resorts, Inc. Code of Business Conduct and Ethics (adopted July 28, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

CNL HOTELS & RESORTS, INC.

Date: August 3, 2006	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer

Exhibit Index

14.1	CNL Hotels and Resorts, Inc. Code of Business Conduct and Ethics (adopted July 28, 2006).